Exhibit 23.1
November 10, 2009
Board of Directors
SCM Microsystems, Inc.
1900-B Carnegie Avenue
Santa Ana, CA 92705, USA
Re:	Amendment No. 1 to the Registration Statement on Form S-4 of SCM Microsystems Inc. (“SCM”), filed November 10, 2009 (the “Registration Statement”)
Ladies and Gentlemen:
Reference is made to Jupiter’s opinion letter, dated September 16, 2009 (the “Opinion”), evaluating the financial fairness of the consideration to be paid by SCM as part of the Offer to effect the business combination to shareholders of Bluehill ID that tender their bearer shares in Bluehill ID.
We understand that SCM has determined to include our opinion in the above-referenced Registration Statement.
In that regard, we hereby consent to the reference to our opinion under the captions “Summary — Opinion of Jupiter to the Board of Directors of SCM,” “The Offer — Background of the Business Combination and Offer,” “SCM Financial Projections,” “Bluehill ID Financial Projections,” “Opinion of Jupiter to the Board of Directors of SCM,” and “Where You Can Find More Information” and to the inclusion of the foregoing Opinion in the Joint Proxy Statement /Information Statement and Prospectus included in the above-mentioned Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our Opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.
Very truly yours,
Jupiter Capital Services GmbH

By:	/s/ Julian Ostertag Julian Ostertag
Managing Partner